EXHIBIT 10.2

DEBT SATISFACTION AND RELEASE AGREEMENT

DEBT SATISFACTION AND RELEASE AGREEMENT

THIS DEBT SATISFACTION AND RELEASE AGREEMENT (this “Agreement”), made and entered this 31st day of May, 2011, is by and among Titanium Group Limited, a British Virgin Islands corporation (“TTNUF”), Crescent International Ltd. (“Crescent”), Chestnut Ridge Holders, LP (“Chestnut Ridge”) and Whalehaven Capital Fund Limited (“Whalehaven”).  Each of Crescent, Chestnut Ridge and Whalehaven may be referred to herein individually as “Holder” or collectively as “Holders”.

WHEREAS, on April 3, 2007, TTNUF sold Series A 8% Senior Convertible Debentures (the “Debentures”) in the aggregate principal amount of US$1,450,000 to the Holders;

WHEREAS, TTNUF has failed to pay the Debentures, which were due on April 3, 2010, or accrued interest thereon, and the Debentures were originally convertible into shares of TTNUF common stock at a conversion price of US$0.30 per share, and are now convertible at US$0.20 per share;

WHEREAS, TTNUF, the Holders, Zili Industrial Ltd. (“ZIL”), and Huabao Asia Ltd. (“UAL”) are parties to that certain Memorandum of Understanding dated September 1, 2010 and amended on November 18, 2010 and March 18, 2011 (“MOU”), pursuant to which, among other things, TTNUF has agreed to effect a 1-10 consolidation of its issued and outstanding shares (“Consolidation”) and Holders have agreed to accept 3,500,000 post-Consolidation shares of TTNUF common stock as full satisfaction of the Debentures, including any unpaid interest thereon, and as consideration for a release of all claims against TTNUF and relinquishment of outstanding warrants and any other rights to acquire securities of TTNUF.

NOW, THEREFORE, in consideration of the premises, terms and conditions and the mutual covenants herein contained, the receipt and adequacy of which being hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Issuance of Post-Consolidation Shares.  Subject to the terms and conditions set forth in this Agreement, TTNUF shall issue post-Consolidation shares of TTNUF common stock to the Holders in the following amounts:

Crescent (US$1,000,000 principal) –                    2,413,793 shares
Chestnut Ridge (US$200,000 principal) –                482,759 shares
Whalehaven (US$250,000 principal) –                     603,448 shares

2.           Holders’ Acceptance of Post-Consolidation Shares.  The Holders hereby accept the post-Consolidation shares of TTNUF common stock issued in Section 1 as (i) full and complete payment of the Debentures and all accrued but unpaid interest thereon, (ii) consideration for a release of any and all claims against TTNUF as set forth in Section 3, and (iii) consideration for the relinquishment of outstanding warrants and any other rights to acquire securities of TTNUF, as set forth in Section 4.

3.           Release.  Each Holder, for itself, its successors and assigns, hereby releases and forever discharges the TTNUF of and from all actions, causes for action, suits, debts, claims, liabilities, obligations and demands of any nature whatsoever which such Holder (or any person claiming by or through or under such Holder) ever had, has or may hereafter have, in law or in equity, against the TTNUF for or by any reason of, or in any way arising out of any cause, matter or thing relating to or arising directly or indirectly by reason of or as a consequence of Holder’s ownership of the Debentures.

4.           Relinquishment of Warrants and Other Rights.  Each Holder hereby relinquishes all outstanding warrants and any other rights to acquire securities of TTNUF.

5.           Condition Precedent.  The obligations of each of the parties hereto are subject to the conditions that (i) TTNUF shall have completed the Consolidation such that after the Consolidation, 5,164,440 shares of common stock (plus any additional shares due to rounding) will be outstanding, and (ii) the other parties to the MOU shall have performed all of their obligations thereunder.

6.           Entire Agreement.  This Agreement, together with the MOU, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of every and any nature among the parties hereto, other than as set forth in this Agreement, the MOU or any agreement or writing supplied in conjunction herewith, or as may be, on or after the date hereof, set forth in writing and signed by the party to be bound thereby.

7.           Assignment.  No party may assign any of its rights or delegate any of its duties under this Agreement without the consent of the other parties, except that TTNUF may assign any of its rights and delegate any of its duties to an entity controlled by TTNUF or affiliated with TTNUF.

8.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of New York.

9.           Headings.  The headings of the sections of this Agreement have been inserted solely for the convenience of reference only for the parties hereto and shall not be deemed to be a part of this Agreement nor shall such be used to construe any of the terms or provisions hereof.

10.           Severability. it one or more of the provisions contained in this Agreement shall be declared to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.           Counterparts.  This Agreement may be executed (including by facsimile and electronic signature) in one or more counterparts, with the same effect as if the parties had signed the same document.

12.           Signatures.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

AGREED TO AND ACCEPTED by the PARTIES as of the date first set forth above, as evidenced by the signatures affixed below.

TITANIUM GROUP LIMITED	CRESCENT INTERNATIONAL LTD.
By:	By:
Name:	Name:

CHESTNUT RIDGE PARTNERS, LP	WHALEHAVEN CAPITAL FUND LIMITED
By:	By:
Name:	Name: